UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Journal Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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Filed by Journal Communications, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and pursuant to Rule 14a-6 under the Securities Act of 1934

Subject Company: Journal Communications, Inc.

Commission File No.:  001-31805

Date: February 17, 2015

STEVEN J. SMITH Chairman of the Board and Chief Executive Officer

February 17, 2015

Dear Journal Communications Shareholder,

You play a critical role in approving the proposed transaction between Journal Communications and The E.W. Scripps Company. Within the last week, you should have received in the mail a large packet of information from Journal Communications and Scripps containing comprehensive information related to the transaction and the distinct benefits it offers to our shareholders, our employees and our two companies.  These materials included a proxy statement/prospectus and proxy card with instructions for voting.

And now we’re asking for your vote.

We are forming two media businesses — one Broadcasting and one Publishing — that will each be well positioned to innovate and compete in their industries.

Journal Communications’ TV and radio stations will combine with the Scripps TV stations to create a powerhouse broadcast business with significant scale and exceptional talent. The expanded Scripps will continue to serve its audiences with award-winning local and national journalism, innovative digital news and information products and creative original programming as it operates 34 television stations and 34 radio stations in 27 markets across the country.

The Milwaukee Journal Sentinel and Scripps’ newspapers will merge to form Journal Media Group, a new public company — headquartered in Milwaukee — that will boast excellent local newspapers and digital products in 14 U.S. markets. The new Journal Media Group will have increased scale and financial flexibility — giving the company a real opportunity to navigate the ongoing transformation of the newspaper publishing industry and help shape the way newspapers evolve in the digital age.

In addition to offering compelling strategic benefits for our two businesses, the transaction is expected to create significant value for both Journal and Scripps shareholders. Journal Communications (NYSE: JRN) shareholders will receive 0.5176 Scripps (NYSE: SSP) shares and 0.1950 shares in the new Journal Media Group for each JRN share they own. We expect our shareholders’ total account value to be enhanced by the transaction.

The Journal Communications and Scripps Boards of Directors have approved this transaction, believing strongly that it positions Scripps and Journal Media Group for future success in their respective industries, and that it is in the best interest of employees, shareholders and our business.

To move forward, we must secure the approval of at least two-thirds of the voting power of all outstanding shares of our class A and class B common stock, voting together as a single class.  As Class B shareholders, we have 10 votes for every share we own.  B shareholders who do not vote will have the same effect as “no” votes.  If you haven’t already, please follow the directions on the enclosed proxy card to vote in favor of the transaction.

If you were a shareholder on the record date of January 6, 2015, even if you have since sold or converted your shares, you will receive a proxy and we still need your vote!

T 414.224.2425	333 West State Street
F 414.224.2469	Milwaukee, Wisconsin 53203
ssmith@jrn.com	journalcommunications.com

For more information, please see the enclosed document entitled “10 Reasons to Vote in Favor of the Transaction.”  This document and the information you received in the mail have been designed to provide you with all of the business and financial information that will help you make a voting decision.

Our proposed transaction with Scripps is an important milestone for Journal Communications and its shareholders. We are very excited to be a part of this unique and historic transformation of two legacy media enterprises into two new media companies with strong brands serving markets across the country.

Thank you for taking the time to vote in favor of this transformative transaction for our company.

Sincerely,

Steven J. Smith

Additional Information and Where to Find It

The proposed transactions involving Journal and Scripps will be submitted to the holders of class A and class B common stock of Journal and to the holders of Common Voting shares of Scripps for their consideration. In connection with the proposed transactions, Scripps filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that includes a joint proxy statement of Journal and Scripps and that also constitutes a prospectus of Scripps.  This registration statement was declared effective by the SEC on February 6, 2015. Journal filed with the SEC the joint proxy statement/prospectus on February 6, 2015, and began mailing it to Journal shareholders on or about February 6, 2015.  Journal urges investors and shareholders to read the joint proxy statement/prospectus, as well as other documents filed with the SEC, because they contain important information.  Investors and shareholders may obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov, from Journal upon request to Jason R. Graham, Senior Vice President - Finance and Chief Financial Officer, at 414-224-2440 or jgraham@jrn.com, or from Scripps Investor Relations, Carolyn Micheli, at carolyn.micheli@scripps.com or 513-977-3732.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of Journal and the combined businesses of Journal and Scripps and certain plans and objectives of Journal with respect thereto, including the expected benefits of the proposed spin and merger transactions. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, licensing requirements and tax matters; and the possibility that the proposed transactions do not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by Journal in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication.  Journal does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Journal’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013 and in its reports filed on Form 10-Q and Form 8-K.

Participants in Solicitation

Journal, Scripps and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions under the rules of the SEC.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transactions will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  You can find information about Journal’s directors and executive officers in its Annual Report for the year ended December 29, 2013 on Form 10-K filed with the SEC on March 10, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on March 21, 2014.  You can find information about Scripps’s directors and executive officers in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on March 4, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Shareholders filed with the SEC on March 21, 2014.  These documents can be obtained free of charge from the sources indicated above.